UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022

SPINE INJURY SOLUTIONS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-27407	98-0187705
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

600 Anton Boulevard, Suite 1100

Costa Mesa, CA 92626

(Address of principal executive offices)

(Registrant’s telephone number, including area code: (855) 777-0888

5151 Mitchelldale, Suite A2

Houston, Texas 77092

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Use of Names

In this registration statement, unless the context otherwise requires, the terms “we,” “us,” “our,” “Company” or “SPIN” refer to Spine Injury Solutions, Inc. together with its wholly owned subsidiaries.

Disclosure Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this Form 8-K regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “project,” “anticipate,” “believe,” “plan,” “forecast,” “continue” or “could” or the negative of these terms or variations of them or similar terms. Furthermore, forward-looking statements may be included in various filings that we make with the SEC or press releases or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Form 8-K, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this Form 8-K.

Explanatory Note

This Form 8-K is being filed by Spine Injury Solutions, Inc. (the “Company”) in connection with a transaction in which the Company has acquired all of the issued and outstanding capital stock (the “Bitech Shares”) of Bitech Mining Corporation, a Wyoming corporation (“Bitech”).

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Company acquired Bitech on March 31, 2022 (the “Closing Date”) through a share exchange pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Bitech, each of Bitech’s shareholders (each, a “Seller” and collectively, the “Sellers”), and Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”). The transaction contemplated by the Share Exchange Agreement is hereinafter referred to as the “Share Exchange”). The Share Exchange Agreement provides that the Company will acquire from the Sellers, an aggregate of 94,312,250 shares of Bitech’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech (collectively, the “Bitech Shares”). In consideration of the Bitech Shares, the Company issued to the Sellers an aggregate of 9,000,000 shares of the Company’s newly authorized Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). Each Bitech Share shall be entitled to receive 0.09543 shares of Series A Preferred Stock. Each share of Series A Preferred Stock shall automatically convert into 53.975685 shares (an aggregate of approximately 485,781,300) of the Company’s Common Stock (the “Company Common Stock”) upon filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock so that there are a sufficient number of shares of Company Common Stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock. Upon conversion of the Series A Preferred Stock, the Sellers will hold, in the aggregate, approximately 96% of the issued and outstanding shares of Company capital stock on a fully diluted basis.

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The following agreements were entered into in connection with the acquisition of Bitech:

Management Services Agreement

On the Closing Date, the Company, its wholly owned subsidiary Quad Video Halo, Inc. (“Quad”) and Peter L. Dalrymple (“Dalrymple”), a director of the Company, entered into a Management Services Agreement (the “MSA”) whereby Dalrymple agreed to act as the general manager of the video recording operations of Quad and collect certain accounts receivable of the Company (the “Services”). In exchange for providing the Services, the Company agreed to pay Dalrymple a fee equal to the net revenues derived from these operations after payment of all operating expenses related to such operations. The term of the MSA commences on the Closing Date and continues until the earlier to occur of the following: (i) 90 days after the Closing Date; (ii) the Company and Dalrymple’s mutual written consent; or (iii) any material breach of the MSA by either party, provided that the breaching party has been provided written notice of such breach and has failed to cure such breach within ten (10) days of receipt of such written notice.

Amendment to the Note

On the Closing Date, the Company, Quad and Dalrymple, entered into an Amendment to the Secured Promissory Note (the “Note Amendment”) whereby Dalrymple agreed that (i) the principal and accrued interest outstanding under the Secured Promissory Note dated August 31, 2020 as amended on October 29, 2021 issued by the Company in favor of Dalrymple (collectively, the “Note”) is $95,000 as of the Closing Date, (ii) the date on which the outstanding principal and accrued interest is due is 90 days after the Closing Date, (iii) any obligations of (x) the Company that become due and owing to Bitech or the Sellers under Section 4.07(c) of the Share Exchange Agreement or (y) that become due and owing under Section 6.12 of the MSA may be offset against any amounts owed by the Company or Quad under the Note and (iv) all claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to the Note, or the negotiation, execution or performance of the Note (including any representation or warranty made in or in connection with the Note or as an inducement to enter into the Note or this Amendment), may be made only against Quad, and SPIN who is not a party to the Note as of the Closing Date, including without limitation any past, present or future director, officer, employee, incorporator, member, manager, partner, equityholder, affiliate, agent, attorney or representative of SPIN (“SPIN Parties”), shall have no liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of the SPIN Parties) for any obligations or liabilities arising under, in connection with or related to the Note or for any claim based on, in respect of, or by reason of the Note or its negotiation or execution, and Dalrymple waives and releases all such liabilities, claims and obligations against any such SPIN Parties.

Amendment to the Security Agreement

On the Closing Date, the Company, Quad and Dalrymple, entered into an Amendment to Security Agreement (the “Security Agreement Amendment”) whereby the parties to that agreement agreed that (i) Quad shall be included with the Company as an additional debtor for all purposes in the Security Agreement entered into between the Company and Dalrymple dated August 31, 2020 (the “Security Agreement”), (ii) Quad’s collateral obligations under the Security Agreement shall only relate to its accounts receivable, and the collateral described relating to “Pledged Securities” as defined in the Security Agreement shall not apply to Quad’s obligations under the Security Agreement, (iii) the Company’s pledge of its accounts receivables as provided for in the Security Agreement will be limited solely to the Company’s accounts receivables in existence as of March 27, 2022 at 11:59 P.M. ET, and shall not apply to any after acquired accounts receivables and (iv) the Company is authorized to file an amended financing statement to reflect the terms of Security Agreement Amendment and Quad shall promptly file a financing statement reflecting the terms set for in such amendment.

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BUSINESS

Bitech Mining Corporation History

Bitech Mining Corporation (“Bitech”) was founded on January 8, 2021 in the state of Wyoming by Benjamin Tran and Michael Cao. Mr. Tran has been serving as Bitech’s Chairman and Chief Executive Officer since its inception, devoting his full business time to the operation of the Company which is focused on developing green technology solutions initially focused on the cryptocurrency mining industry and in the future to applications outside of the cryptocurrency mining business. Mr. Cao has been serving as its Board Member, devoting a majority of his time to build the Company based on its core business strategy in the crypto mining community and collaborations with worldwide strategic partners in supporting the commercializing our core technology we call Tesdison, aiming to reduce significant electricity consumption from crypto mining operations.

On January 15, 2021, the Company acquired the global exclusive license of Tesdison technology (U.S. patent No. 10,547,179 B2 - High electric Power Generation and Charging System) for the crypto mining vertical market worldwide from licensor Supergreen Energy Corp.

On May 3, 2021, the Company started its initial launch of Evirontek, an integrated technology platform of Bitech to provide integrated solutions to the crypto mining industry to include (1) U.S. patented Tesdison technology, and (2) Bitech Intellisys-8, an in-house proprietary system architectural design for crypto miners.

On October 25, 2021, the Company executed the amendment from its licensor to upgrade from 4-year exclusivity license to the perpetual exclusive license for the crypto mining vertical market worldwide.

In 2021, the Company started the architecture design of Bitech Intellysis-8 and engaged with its Chief Scientific Advisor Calvin Cao who is the inventor of Tesdison technology to lead the technical implementation and commercialization of the Tesdison technology, and hired Robert Brilon to serve Bitech in the capacity of its Chief Financial Officer.

On March 31, 2022, the shareholders of Bitech acquired the control of Spine Injury Solutions, Inc., as discussed in Item 1.01 of this Current Report.

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Legacy Business

The Company continues to actively pursue the collection of previously provided spine injury diagnostic services and Quad continues to operate its business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”) used to record medical procedures. Following completion of the Share Exchange, we plan to evaluate potential strategic alternatives for non-core assets and operations in our legacy business including but not limited to a possible sale of those operations.

Bitech Mining Corporation

Bitech Mining Corporation (“Bitech”) is a development-stage technology company dedicated to providing a suite of revolutionary electrical power generation technologies we call the “Evirontek Integrated Platform” as discussed below.

Overview of Bitech’s Business

There is an urgency in the global needs of today’s ever-changing energy landscape in the world of cryptocurrency mining where power saving is the most challenging issue for this business. Bitech’s goal is to change the future of the cryptocurrency mining businesses by providing its patented revolutionary green technology power-saving solution that has been designed to be safe, reliable, cost effective, and easily scalable.

We plan to initially market the Evirontek Integrated Platform to the cryptocurrency mining industry to reduce the exorbitant high cost of electricity. The Evirontek Integrated Platform, once fully developed, will be comprised of (1) a patented high efficiency electric power generation and charging system which we license and call the “Tesdison Technology” and (2) a chipset and related software component we plan to develop which we call the “Bitech Intellisys-8 Chipset Solution” or “Intellisys-8”. Combined, we refer to these technologies as the Evirontek Dual Platform.

The Tesdison System

The Tesdison System is a virtually renewable electric power-generating system configured to provide an efficient means for generating electricity for charging an electrical energy storage source such as batteries as well as provide energy for other uses. Bitech intends to develop a large scale Tesdison System based on the current prototype. The prototype Tesdison System utilizes patented technology that:

●	Enables the generation of electricity of up to twice the original output,
●	Is a modular and scalable electrical storage and power generation device,
●	Is capable of distributing a steady stream of 120/220/480 volts of electricity, and
●	Can be run in concert with other units to generate a constant, uninterrupted supply of electricity 24 hours per day at any desired voltage.

The Tesdison System technology was validated by National Technical Systems, Inc. (“NTS”) on September 17, 2019. Established in 1961, NTS is a global provider of testing, inspection and certification services.

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The Bitech Intellisys-8 Chipset Solution (“Intellisys-8”)

The planned Intellisys-8 Chipset Solution is a combination of computer chips and other hardware components that will be driven by software that is intended to reduce power consumption and heat in computer systems and accelerate their computational speed. The solution will include a central intelligent controller that controls a power management controller, a climate controller, distributing processing controller and internet interface.

Below is a diagram of the Evirontek Dual Platform:

Revenue Model

Bitech’s planned revenue model is a 5-pronged revenue ecosystem including (1) initial set up fees, (2) system building services, (3) cryptocurrency production revenue sharing, (4) mass production sales of smaller scale systems using the Tesdison Technology, and (5) royalty fee from non-cryptocurrency businesses that use the Tesdison Technology.

The recurring revenue nature of our planned crypto-production sharing is intended to be our main revenue source, enhanced with other potential revenue streams to strengthen our business longevity. At times, we plan to offer customized power-saving system buildings for data centers and power plants using our licensed Tesdison Technology while providing working capital to support the continued expansion of all five prongs of our planned revenue model. Bitech, while introducing the Tesdison Technology to business partners throughout the world, also expects to benefit from collecting a portion of any revenue derived from various large-scale commercialization projects with partners, using this technology to replace other outdated, ineffective power solutions in data centers.

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The following diagram illustrates our planned revenue model:

Marketing Plans

Bitech plans to, in conjunction with international business developers, seek cryptocurrency mining partners with large-scale productions to facilitate and initially market the Tesdison Technology solution and implement its planned revenue share business model with cryptocurrency miners of the most popular cryptocurrencies such as Bitcoin and Ethereum. Once development of the Intellisys-8 has been completed, we intend to integrate this solution with the Tesdison Technology and market this solution as the Evirontek Integrated Platform. Bitech has an exclusive license to use the Tesdison Technology in the cryptocurrency industry. We can also offer the Tesdison Technology pursuant to our license agreement on a non-exclusive basis to any other industry application outside of the cryptocurrency industry to include data centers, solar power plants, natural resource mining, data centers, and many other renewable initiatives.

Bitech plans to capture market share in three tiers as depicted in the diagram below. Bitech plans to take a strategic approach by partnering with major players of in the cryptocurrency mining industry to accelerate revenue generation in order to quickly obtain sizable market share executing its revenue sharing model via technology licensing and solution-driven implementations. Bitech has created a market penetration model that accommodates its “green tech” brand recognition with plans for global expansion and balanced revenue lines between three major customer tiers, primarily including (1) cryptocurrency mining market leaders, (2) upcoming cryptocurrency miners, and (3) data centers and power plants.

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Core Technology

The Evirontek technology integrated platform includes both a renewable energy system solution using Tesdison Technology for power saving and a chipset solution using the Bitech Intellisys-8 architecture we are developing based on its design to reduce power consumption and heat in computer systems and accelerate their computational speed.

Bitech will offer the patented Tesdison Technology with its expected cost savings, reliability and scalability solution to clients and client partners via a licensing model with revenue-sharing partnerships. The proprietary Tesdison Technology has been shown to generate up to twice the original energy output and is a modular, scalable storage and power generation solution. Tesdison Technology distributes a steady stream of 120/220/480 VAC output and multiple Tesdison units can be run in concert to generate a constant, uninterrupted supply of electricity 24 hours a day at any desired voltage.

Our core technology Tesdison system is a virtually renewable electric power-generating system configured to provide an efficient means for generating electricity for charging an electrical energy storage source such as batteries using the same energy storage source to power an electro-mechanical system for generating electricity. Part of the output of the electro-mechanical system for generating electricity is fed back to the energy storage source to recharge the storage source, as well as provide energy to charge a second energy storage system.

Cryptocurrency Mining Industry

The global cryptocurrency market is expected to grow at a compound annual growth rate (CAGR) of 30% from 2019 to 20263.

The global cryptocurrency mining market size is projected to reach US$ 2,584.6 million by 2026, from US$ 1,015.9 million in 2020, at a CAGR of 16.8% during 2021-20264.

According to The Block Research, bitcoin miners made more than $15 billion in revenue over the course of 2021. The estimate represents a year-over-year increase of 206%. The bitcoin mining revenue peaked in March last year, when miners brought in some $1.75 billion, including $167 million in transaction fees. Throughout the year, bitcoin mining revenue was buoyed by soaring prices for the digital asset, which hit an all-time high in early November 2021. The scenario was no different for Ethereum miners. “Ethereum miners have generated a total of $16.5 billion in revenue, representing a year-on-year increase of 678%, a record revenue year,” says the report5.

The United States is now the bitcoin mining capital of the world. It is because China has recently banned all domestic cryptocurrency mining in June 2021 and then outlawed cryptocurrencies completely in September 20216.

The green new era has begun entering the cryptocurrency mining world with a technological shift toward green energy solutions. Organizations such as the Bitcoin Mining Council are working to increase transparency in the industry through higher reporting standards. Many crypto-native organizations are also joining the Crypto Climate Accord, committing to achieve net-zero emissions from electricity consumption associated with crypto-related operations by 20307.

3 See Current and Upcoming Trends in CryptoCurrency Market - https://www.globenewswire.com/news-release/2021/02/23/2180372/0/en/Current-and-Upcoming-Trends-in-CryptoCurrency-Market-Cap-to-Hit-5-190-62-Million-by-2026-Soars-at-30-CAGR-Facts-Factors.html

4 See InvestorPlace – Stock Market News –

https://www.yahoo.com/video/4-crypto-mining-stocks-worth-165938416.html.

5 See Bitcoin Miners' Revenue Rose 206% In 2021 –

https://www.prnewswire.com/news-releases/bitcoin-miners-revenue-rose-206-in-2021-301482452.html

6 See U.S. is now the ‘Bitcoin mining capital of the world’ –

https://news.yahoo.com/us-is-now-the-bitcoin-mining-capital-of-the-world-gem-mining-ceo-155729770.html

7 See Green New Era Dawn For Crypto with Global Mining Shift – https://techcrunch.com/2021/12/13/green-new-era-dawns-for-crypto-with-global-mining-shift/

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The rising tide of bitcoin prices has lifted stock prices for Bitcoin mining company. Although Bitcoin proponents claim that anyone can mine it, the cryptocurrency’s mining ecosystem is dominated by industrial outfits. This is primarily due to the considerable equipment and electric cost associated with the activity8.

Renewable/Electricity Industry

In its Annual Energy Outlook 2021 (AEO2021), the U.S. Energy Information Administration (EIA) projects that the share of renewables in the United States electricity generation mix will increase from 21% in 2020 to 42% in 20509.

According to International Energy Agency Report in October 2020, electricity production is witnessing a profound transformation, with a greater role for smarter grids going hand in hand with increased solar and wind deployment. Electricity grids – transmission and distribution - provide the bedrock of today’s and tomorrow’s power systems, enabling electricity to flow and all sources of flexibility to contribute to electricity security. Grid expansion must accelerate over the next decade to connect all new sources of electricity, including renewables, extending grids by 16 million kilometers, 80% more than over the past decade10.

Ernst & Young in its 2021 report stated that a reinvigorated focus on talent and skills is necessary to fully realize the value of technology and propel transformation across the utility value chain11. Electricity demand and emissions are now 5% higher than where they were before the Covid-19 outbreak in 2020, which prompted worldwide lockdowns that led to a temporary drop in global greenhouse gas emissions. Electricity demand also surpassed the growth of renewable energy, the analysis found12.

Patent License Agreement

On January 15, 2021, Bitech entered into a Patent & Technology Exclusive and Non-Exclusive License Agreement with Supergreen Energy Corp. (“SGE”) which was amended on January 15, 2021 and on March 26, 2022 (collectively, the “License Agreement” or “License”). Pursuant to the terms of the License Agreement, Bitech has a perpetual and globally exclusive license to United States patent no. 10,547,179 B2 granted by the U.S. Patent and Trademark Office on January 28, 2020 for a high efficiency electric power generation and charging system (the “Power Generation Patent”) within the cryptocurrency mining industry and a non-exclusive license for all other industries.

Bitech issued to SGE 10,000,000 shares of Bitech’s Common Stock and paid it $25,000 in cash as a license fee under the License Agreement. In addition, Bitech agreed to pay SGE the following milestone fees pursuant to the terms of the License Agreement: (1) 10% of the total cash received from Bitech’s clients, (2) 30% of the total equity received from Bitech’s clients, (3) 30% of the total value of any coin, token or cryptocurrency received from Bitech’s clients and (4) 10% of the total gross sales revenue or 15% of net profit from its sales revenue. In addition, Bitech agreed to pay SGE the following sublicense fees pursuant to the terms of the License Agreement: (1) 10% of cash, non-royalty sublicensing consideration, (2) 30% of royalty sublicensing consideration and (3) 30% of royalty sublicensing consideration paid in equity, tokens or bitcoins. Further, Bitech is obligated to pay SGE an assignment fee of 15% of the consideration received by the shareholders of Bitech  in the event of a transaction involving a change of control of Bitech or sale of all or substantially all of its assets but excluding issuance of equity in financing transactions or acquisitions of synergistic businesses and the Share Exchange.

The term of the license continues for the term of the Power Generation Patent. Bitech may terminate the License Agreement at any time upon 90 days prior notice to SGE. SGE may terminate the License Agreement if (a) Bitech fails to make any payments due under the License Agreement within 30 days after written notice from SGE, (b) Bitech breaches any non-payment provision of the License Agreement and does not cure such breach within 60 days after written notice from SGE, (c) SGE delivers notice to Bitech of three or more actual breaches of the License Agreement in any 12-month period even in the event Bitech cures such breaches in the allowed period, or (d) Bitech or any sublicensee of Bitech initiates any proceeding or action to challenge the validity, enforceability or scope of the Power Generation Patent or assists a third party in pursuing such a proceeding.

Calvin Cuong Cao who is the principal owner of SGE is the brother of Michael Cao, a director and substantial shareholder of the Company.

8 See Bitcoin Mining Firms Benefit From Soaring Bitcoin Price – https://www.investopedia.com/bitcoin-mining-firms-benefit-from-soaring-bitcoin-price-5094729

9 See EIA projects renewables share of U.S. electricity generation mix will double by 2050 –https://www.eia.gov/todayinenergy/detail.php?id=46676

10 See Electricity Security in Tomorrow’s Power Systems – https://www.iea.org/articles/electricity-security-in-tomorrow-s-power-systems

11 See If Tech Powers the Future, Who Power the Tech? – https://www.ey.com/en_us/power-utilities/if-tech-powers-the-future-who-powers-the-tech

12 See Global electric power demand surges above pre-pandemic level –
https://www.cnbc.com/2021/08/25/global-electric-power-demand-surges-above-pre-pandemic-levels-.html

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Intellectual Property—Patents, Trademarks

We regularly seek to protect our intellectual property rights in connection with our Tesdison Technology platform. We rely on non-disclosure/confidentiality agreements to protect our intellectual property rights. To the extent we describe or disclose our proprietary technology, we redact or request redaction of such information prior to public disclosure. Despite these measures, we may be unable to detect the unauthorized use of, or take appropriate steps to enforce our intellectual property rights. Effective trade secret protection may not be available in every country in which we plan to license our technology to the same extent as in the United States. Failure to adequately protect our intellectual property could impair our ability to compete effectively. Further, enforcing our intellectual property rights could result in the expenditure of significant financial and managerial resources and may not prove successful. Although we intend to protect our rights vigorously, there can be no assurance that these measures will be successful.

We own the website www.bitech.tech.

We license from SGE United States patent no. 10,547,179 B2 granted by the U.S. Patent and Trademark Office on January 28, 2020 for a high efficiency electric power generation and charging system (the “Power Generation Patent”) pursuant to the License Agreement. The Power Generation Patent and the License Agreement expires on April 4, 2038 so long as all required filing fees are paid with respect to such patent.

Competition

The renewable energy market is evolving and highly competitive. With the introduction of new technologies and the potential entry of new competitors into the market, we expect competition to increase in the future, which could harm our business, results of operations, or financial condition once we complete development and commence marketing the Tesdison Technology and the Intellisys-8 Chipset Solution. Electrical power consumption associated with cryptocurrency mining is a significant challenge facing all cryptocurrency miners. We believe that the more energy efficient proprietary Tesdison Technology will enable us to be competitive with other renewable energy providers by achieving a reduction in electrical power consumption that results in costs savings greater than the costs to implement either the Tesdison Technology or the Intellisys-8 Chipset Solution. We expect to face significant competition, which may have an adverse effect on expected revenues.

We believe our ability to compete successfully with other renewable energy providers will also depend on a number of factors including implementation costs, safety and cycle life, and on non-technical factors such as brand, established customer relationships and financial and manufacturing resources. Many of the incumbents have, and future entrants may have, greater resources than we have and may also be able to devote greater resources to the development of their current and future technologies. They may also have greater access to larger potential customer bases and have and may continue to establish cooperative or strategic relationships amongst themselves or with third parties (including OEMs) that may further enhance their resources and offerings.

Sources and Availability of Materials

As discussed above, we plan to develop a full scale Tesdison Technology based system and since we are not currently producing these systems, we have no current need to obtain the input materials needed to produce them. Once we commence production, we plan to source our input materials from industry leading suppliers of the needed components.

Once we commence commercial production of the Evirontek Integrated Platform or any of its component systems, any significant interruption or negative change in the availability or economics of the supply chain for key inputs, such as the raw material cost of batteries or computer chips, could, however, materially impact our business, financial condition, results of operations or prospects. We intend to purchase input materials on a purchase order basis from worldwide suppliers at market prices based on our production requirements. Consequently, our management believes that we will have access to a sufficient supply of the key inputs for the foreseeable future. Furthermore, we do not anticipate any unique supply constraints that would impede the commercialization of our planned products or systems for the foreseeable future.

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Employees

As of March 31, 2022, Bitech has two full-time employees and Quad employs one collection consultant and one QVH consultant. To date, we have not experienced any work stoppages and we consider our relationship with our employees to be good. None of our employees are either represented by a labor union or are subject to a collective bargaining agreement.

Government Regulation and Compliance with Respect to Bitech’s Business

There are government regulations pertaining to battery safety, transportation of batteries, use of batteries in industry, factory safety, and disposal of hazardous materials. We will ultimately have to comply with these regulations to license or sell our Tesdison Technology based systems into the market. The license and sale of these systems abroad is likely to be subject to export controls in the future.

Properties

Our principal executive offices are located at 600 Anton Boulevard, Suite 1100, Costa Mesa, CA 92626. We occupy this location pursuant to a lease that may be terminated by us on 90 days prior notice.

Quad, our wholly owned subsidiary, operates its business at 5151 Mitchelldale, Suite A2, Houston, Texas 77092. This office space encompasses approximately 200 square feet and its use is provided to us free of charge by a company owned by William Donovan, M.D., our director and former Chief Executive Officer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of the consolidated financial condition and results of operations should be read with our consolidated financial statements and related notes appearing elsewhere in this Current Report.

Overview

Bitech Mining Corporation (“Bitech” or the “Company”) is a development-stage technology company dedicated to providing a suite of revolutionary electrical power generation technologies we call the “Evirontek Integrated Platform” as discussed below. Bitech was founded on January 8, 2021 in the state of Wyoming by Benjamin Tran and Michael Cao. Bitech plans to initially market the Evirontek Integrated Platform to the cryptocurrency mining industry to reduce the exorbitant high cost of electricity. The Evirontek Integrated Platform, once fully developed, will be comprised of (1) a patented high efficiency electric power generation and charging system which we license and call the “Tesdison Technology” and (2) a chipset and related software component we plan to develop which we call the “Bitech Intellisys-8 Chipset Solution” or “Intellisys-8”. Combined, we refer to these technologies as the “Evirontek Dual Platform”.

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On January 15, 2021, the Company acquired the global exclusive license of Tesdison technology (U.S. patent No. 10,547,179 B2 - High electric Power Generation and Charging System) for the crypto mining vertical market worldwide from licensor Supergreen Energy Corp.

On May 3, 2021, the Company started its initial launch of Evirontek, an integrated technology platform of Bitech to provide integrated solutions to the crypto mining industry to include (1) U.S. patented Tesdison technology, and (2) Bitech Intellisys-8, an in-house proprietary system architectural design for crypto miners.

On October 25, 2021, the Company executed the amendment from its licensor to upgrade from 4-year exclusivity license to the perpetual exclusive license for the crypto mining vertical market worldwide.

In 2021, the Company started the architecture design of Bitech Intellysis-8 and engaged with its Chief Scientific Advisor Calvin Cao who is the inventor of Tesdison technology to lead the technical implementation and commercialization of the Tesdison technology, and hired Robert Brilon to serve Bitech in the capacity of its Chief Financial Officer.

On March 31, 2022, the shareholders of Bitech acquired the control of Spine Injury Solutions, Inc., as discussed in Item 1.01 of this Current Report.

RESULTS OF OPERATIONS OF BITECH

The following discussion and analysis relates to Bitech’s operations from January 8, 2021 (inception) to December 31, 2021.

Revenue

Bitech did not have any revenues during the period from January 8, 2021 (inception) to December 31, 2021 as the company was engaged in organizational activities and the early stages of development of its “Evirontek Integrated Platform”. While Bitech plans to initially market the Evirontek Integrated Platform to the cryptocurrency mining industry, it cannot predict when it expects to receive revenues from this line of its business. Bitech plans to start the commercialization of the exclusively licensed Tesdison Technology in the cryptocurrency mining sector during fiscal year 2022.

Total Operating Expenses

Total operating expenses during the period from January 8, 2021 (inception) to December 31, 2021 was $284,959 that was comprised of general and administrative expenses incurred in connection with its organizational activities. Bitech expects to incur increased costs in the current fiscal year for legal, accounting and other expenses related to its regulatory compliance obligations associated with being a public company in the United States and increased costs in connection with its plans to develop and commercially exploit the Evirontek Integrated Platform.

Working Capital

The calculation of Working Capital provides additional information and is not defined under GAAP. We define Working Capital as current assets less current liabilities. This measure should not be considered in isolation or as a substitute for any standardized measure under GAAP. This information is intended to provide investors with information about Bitech’s liquidity.

Other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

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LIQUIDITY AND CAPITAL RESOURCES OF BITECH

As of December 31, 2021, Bitech had total current liabilities of $11,106 and current assets of $976,947 comprised of cash and cash equivalents to meet its current obligations. As of December 31, 2021, Bitech had working capital of $965,841.

Bitech has a history of operating losses since its inception on January 8, 2021. Bitech has not yet achieved profitable operations and expect to incur further losses. Bitech has funded its operations from equity financing. As of December 31, 2021, cash generated from financing activities was not sufficient to fund operations and, in particular, to fund our growth strategy in the short-term or long-term. As a result, we expect to raise additional funds from equity and debt financing transactions in 2021 as discussed below under “Recent Financing Transactions.” The primary need for liquidity is to fund working capital requirements of the business, including operational expenses, develop the Bitech Intellisys-8 Chipset Solution, commence marketing and commercializing the Tesdison Technology and the capital expenditures associated with these initiatives. The sole source of liquidity has been private financing transactions. The ability to fund operations, to make planned capital expenditures, and to execute on the development and marketing of our planned Evirontek Integrated Platform depends on our ability to raise funds from debt and/or equity financing which is subject to prevailing economic conditions and financial, business and other factors, some of which are beyond our control. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms.

As of December 31, 2021, there have not had any meaningful impact or disruptions to our operations as a result of the COVID-19 pandemic. We continue to assess the impact of COVID-19 on an ongoing basis.

Recent Financing Transactions

During the year ended December 31, 2021, Bitech issued the following shares of its common stock: 3,301,250 shares for an aggregate of $1,164,500 in cash, 10,106,000 shares in exchange for services and 10,000,000 shares for the License Agreement and 70,000,000 shares to its founders upon formation of the company.

Cash Flows

Cash Used in Operating Activities

For the period ended December 31, 2021, cash used in operating activities was $162,653 comprised of a net loss of $284,959 partially offset by the expense related to common stock issued for consulting services of $111,200 and an increase in accounts payable of $11,106.

Cash Used in Investing Activities

For the period ended December 31, 2021, Bitech paid $25,000 as the cash consideration for the License Agreement.

Cash Used in Financing Activities

For the period ended December 31, 2021, Bitech received cash proceeds of $1,164,500 from the sale of 3,301,250 shares its common stock.

Off Balance Sheet Arrangements

As of the date of this Form 8-K, Bitech does not have any off-balance-sheet arrangements that have, or are reasonably likely to have, a current or future effect on its results of operations or financial condition, including, and without limitation, such considerations as liquidity and capital resources.

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Critical Accounting Policies

See Note 1 to Bitech’s financial statements for the period ended December 31, 2021 included elsewhere in this Form 8-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our securities as of March 31, 2022 after giving effect to the Share Exchange for (i) each member of our board of directors, (ii) each named executive officer (as defined below), (iii) each person known to us to be the beneficial owner of more than 5% of our securities and (iv) the members of our board of directors and our executive officers as a group. Beneficial ownership is determined according to the rules of the SEC. Generally, a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power of that security, including any securities that a person has the right to acquire beneficial ownership within 60 days. Information with respect to beneficial owners of more than 5% of our securities is based on completed questionnaires and related information provided by such beneficial owners as of March 31, 2022. Except as indicated, all shares of our securities will be owned directly, and the person or entity listed as the beneficial owner has sole voting and investment power. Except as noted in the footnotes below, the address for each director and executive officer is c/o Spine Injury Solutions, Inc., 600 Anton Boulevard, Suite 1100, Costa Mesa, CA 92626.

	Common Stock		Series A Preferred Stock		Total(1)
Name, Position and Address of Beneficial Owner	Number Beneficially Owned	% of Total Common Stock	Number Beneficially Owned	% of Total Series A Preferred Shares	Total Number of Capital Stock Beneficially Owned	% of Total Capital Stock
Benjamin Tran(2) Director, Chief Executive Officer	0	0%	2,750,035	30.56%	148,435,030	29.33%
Robert J. Brilon Chief Financial Officer	0	0%	23,857	0.27%	1,287,694	0.25%
William F. Donovan, M.D. Former Chief Executive Officer, Director	3,872,427	19.13%	0	0%	3,872,427	0.77%
John Bergeron Former Chief Financial Officer and Director	160,000	0.79%	0	0%	160,000	0.03%
Michael Cao(3) Director	0	0%	3,339,969	37.11%	180,277,121	35.63%
Peter L. Dalrymple Director	2,987,276	14.76%	0	0%	2,987,276	1.69%
All directors and executive officers as a group	7,019,703	33.89%	6,113,861	67.94%	342,608,075	67.70%
Calvin Cao(4)	0	0%	954,277	10.60%	51,507,749	10.18%

Notes:

(1)	Total share values are on an as-converted basis. Each share of Series A Preferred Stock automatically converts into 53.975685 shares of common stock. See Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year – Series A Preferred Stock.
(2)	Includes the following: (i) 10,000,000 Series A Preferred Shares held directly; (ii) 10,000,000 Series A Preferred Shares held by his spouse; and (iii) 8,818,000 held by United Systems Capital LLC, an entity owned or controlled by Mr. Tran.
(3)	Includes the following: (i) 25,000,000 Series A Preferred Shares held directly and (ii) 10,000,000 Series A Preferred Shares held by his spouse.
(4)	Includes the following: (i) 10,000,000 Series A Preferred Shares held by Supergreen Energy Corp., an entity owned or controlled by Calvin Cao.

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DIRECTORS AND EXECUTIVE OFFICERS

In connection with the change of control of the Company described in Item 5.01 of this Form 8-K, we have appointed the following executive officers and directors for the Company.

Directors and Executive Officers	Position/Title	Age
Benjamin Tran	Chief Executive Officer, President and Director	55
Robert J. Brilon	Chief Financial Officer	61
Michael Cao	Director	51
William F. Donovan, M.D.	Director	79
Peter L. Dalrymple	Director	78

All of our directors hold offices until the next annual meeting of the shareholders of the Company, and until their successors have been qualified after being elected or appointed. The Bylaws provide that the directors may, from time to time, appoint such officers as the directors determine. The directors may, at any time, terminate any such appointment.

Director and Executive Officer Biographies

Benjamin Tran co-founded Bitech Mining and currently serves as Chairman and Chief Executive Officer of the company since its inception in January 2021. He has been the corporate strategist, investor, and financial partner in the formation and growth of several emerging growth technology companies. Benjamin specializes in cross-border M&A, private equity, merchant banking advisory and technology marketing. He also serves as Managing Partner of Cleantek Venture Capital, a cleantech-focused private equity advisory firm since January 2021 to present. Benjamin, at times, serves as senior advisor to several publicly traded companies. Since February 2021 to present, Benjamin has served as Senior Capital Market Advisor for Iveda Solutions, Inc. (NASDAQ: IVDA), an AI and IoT technology company to assist with financing and uplisting to Nasdaq. From August 2017 to January 2019, he served as Advisory Chairman of Vemanti Group, Inc. (OTCQB: VMNT), an innovative fintech company to assist in M&A and international business development. From November 2018 to April 2021, Benjamin also co-founded and served as chairman of CBMD.com, a privately held physician-based CBD science company specializing in pain management. Benjamin served as CFO of privately held Stock Navigators, a leading software and educational training institution for technical traders from June 2018 to June 2019. Since 2014 to present, Benjamin has served as managing partner of United System Capital, a private equity advisory firm in Newport Beach, California. Prior to United System Capital, Benjamin was managing partner of an Asia-based joint venture with Brean Murray Carret & Co., a New York-based investment bank that has transacted over 100 IPOs/APOs/SPACs and raised over $4B for the U.S. and Asian companies. Benjamin spearheaded the organization to formulate a multi-functional investment banking service for emerging growth companies via globalization strategies. Benjamin has been seasoned international consultant providing corporate development and interim senior management to small and medium sized enterprises in Silicon Valley and the Asia Pacific region. He also served as a board director, CFO, corporate strategist, and executive advisor for several distressed companies, managing turn-around situations. As a Silicon Valley high-tech veteran, Benjamin brings over 20 years of diversified experience including mergers and acquisitions, venture management, strategic marketing, and international business development. Prior to his investment and corporate advisory career, Benjamin worked for technology leaders including Micron Technology, Fujitsu Microelectronics, Mitsubishi Electric America, Philips Semiconductors, holding various senior technical and marketing management positions. Benjamin received a PhD in Business Administration, a Masters in Business Administration from the University of Phoenix, a Masters of Science and Bachelor of Science degrees in Electrical Engineering from San Jose State University, California.

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Robert J. Brilon has served as our Chief Financial Officer since October 1, 2021. He also has served as Chief Financial Officer for Iveda Solutions, Inc. (NASDAQ: IVDA) since December 2013. He was also Iveda’s President from February 2014 to July 2018 and Treasurer from December 2013 to July 2018 and was appointed Treasurer again on December 15, 2021. Mr. Brilon served as Iveda’s Executive Vice President of Business Development from December 2013 to February 2014 and as Iveda’s interim Chief Financial Officer and Treasurer from December 2008 to August 2010. Mr. Brilon joined New Gen Management Services, Inc. in July 2017 as the CFO (subsequently becoming President and CFO of New Gen in July 2018). Mr. Brilon was the President, Chief Financial Officer, Corporate Secretary, and Director of both Vext Science, Inc and New Gen until he resigned in February 2020. Mr. Brilon served as Chief Financial Officer and Executive Vice President of Business Development of Brain State Technologies, a brainwave optimization software licensing and hardware company, from August 2010 to November 2013. From January 2010 to August 2010, Mr. Brilon served as Chief Financial Officer of MD Helicopters, a manufacturer of commercial and light military helicopters. Mr. Brilon also served as Chief Executive Officer, President, and Chief Financial Officer of InPlay Technologies (NASDAQ: NPLA), formerly, Duraswitch (NASDAQ: DSWT), a company that licensed patented electronic switch technology and manufactured digital pen technology, from November 1998 to June 2007. Mr. Brilon served as Chief Financial Officer of Gietz Master Builders from 1997 to 1998, Corporate Controller of Rental Service Corp. (NYSE: RRR) from 1995 to 1996, Chief Financial Officer and Vice President of Operations of DataHand Systems, Inc. from 1993 to 1995, and Chief Financial Officer of Go-Video (AMEX:VCR) from 1986 to 1993. Mr. Brilon is a certified public accountant and practiced with several leading accounting firms, including McGladrey Pullen, Ernst and Young and Deloitte and Touche. Mr. Brilon holds a Bachelor of Science degree in Business Administration from the University of Iowa.

Michael Cao co-founded Bitech with Mr. Tran and has served as a director of the company since its inception in January 2021. Mr. Michael Cao has been engaged in the development of businesses various industries with concentration in cryptocurrency mining, blockchain, cleantech, and healthcare including sale and financing transactions as discussed below. From June 2019 to December 2020, Mr. Cao had been collaborating with Mr. Tran in sourcing and conducting due diligence on the Tesdison technology including the ultimate licensing of that technology to Bitech. On April 2017, Mr. Cao co-founded iRide Tech Corp. (“iRide) where he served as its Chief Executive Officer and chairman of the board of directors until May 2019. iRide developed ride sharing technology built on the Ethereum platform to disrupt the traditional ride-sharing industry using the power of decentralization. iRide’s assets were acquired by iRide.io Tech PTE LTD. in May 2019. Mr. Cao oversaw the development of iRide’s technology platform and was instrumental in its sale of assets. In 2005, Mr. Cao founded Ultroid Technologies, Inc. (“Ultroid Technologies”) where he served as its Chief Executive Officer and chairman of the board of directors until May 2008. Ultroid Technologies manufactures and markets the U.S. Food and Drug Administration cleared Ultroid® Hemorrhoid Management System, a non-invasive hemorrhoid eradication process. Ultroid Technologies merged it with Vascular Technologies in 2008 where Mr. Cao served on the board of directors from 2011 until October 2016. Mr. Cao oversaw the development of the Ultroid® Hemorrhoid Management System and was instrumental in completing the merger with Vascular Technologies. From 2000-2004 Mr. Cao was the Chief Executive Officer of Liberty Consultant Group, a company that provided advisory services to emerging growth technology companies in connection with capital formation and merger and acquisition strategies and execution for capital market entry. From 1997 to 1999, Mr. Cao was the Chief Executive Officer and a co-founder of Netoy.com Corp., a pioneer in the toy products eCommerce business. Mr. Cao received a Bachelor of Arts in International Business from Eckerd College, Florida.

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William F. Donovan, M.D. has served as our Chief Executive Officer since January 2009 and as our President since May 2010 until his resignation from those positions on March 31, 2022. He has served as one of our directors since April 2008. He is a Board Certified Orthopedic Surgeon, and has been involved with venture funding and management for over 25 years. He was the co-founder of DRCA (later known as I.O.I) and became Chairman of this company that went from the pink sheets, to NASDAQ and then to the AMEX before being acquired by a subsidiary of the Bass Family. He was a founder of “I Need A Doc,” later changed to IP2M that was acquired by Dialog Group, a publicly traded company. He was the Chairman of House of Brussels, an international chocolate company and president of ChocoMed, a specialized confectionery company combining Nutraceuticals with chocolate bars. Dr. Donovan has been practicing as a physician in Houston, Texas since 1975. Throughout his career as a physician, he has been involved in projects with both public and private enterprises. He received his Orthopedic training at Northwestern University in Chicago. He was a Major in the United States Air Force for 2 years at Wright Patterson Air Force base in Dayton, Ohio. He established Northshore Orthopedics, Assoc. in 1975 and continues in active practice in Houston, specializing in Orthopedic Surgery.

Peter L. Dalrymple joined our board of directors in August 2014. Since July 2012, he has served as General Partner of LPD Investments Ltd. and Manager of DLD Oil & Gas LLC. Prior to that, he was one of the co-founders and owners of the Royal Purple Synthetic Lubricants Company, which at the time of its sale in 2012, was one of the largest synthetic lubricants companies in North America. While with Royal Purple, he was in charge of Sales and Marketing. After the company was sold to Calumet Specialty Products Partner, a New York Stock Exchange company, in July of 2012, Mr. Dalrymple became a very active investor in several companies. He is also a trustee of Norwich University, from which he holds a Bachelor of Science Degree in Engineering Management. He previously served as a Lieutenant with the United States Army Corp. of Engineers.

The Company confirms that (1) there is no family relationship between any director or executive officer of the Company, (2) other than as set forth in Share Exchange Agreement, there was no arrangement or understanding between any person pursuant to which they were elected to their position with the Company, and (3) there is no transaction between any Director or Executive Officer and the Company that would require disclosure under Item 404(a) of Regulation S-K except as set forth in the section titled “Certain Relationships and Related Transactions; and Director Independence”.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees or control persons has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

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EXECUTIVE COMPENSATION

At this time, we do not have any employment agreements or other compensation agreements with our any of our Executive Officers or Directors. Messrs. Donovan and Dalrymple have agreed to serve as members of the Board of Directors without compensation. Compensation arrangements other members of our Board of Directors and Executive Officers are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; AND DIRECTOR INDEPENDENCE

Transactions with Related Parties

Upon Peter L. Dalrymple paying off the principal balance of the Wells Fargo term loan on our behalf on August 31, 2020, we issued Mr. Dalrymple a $610,000 one-year secured promissory note (the “Dalrymple Note”). The secured promissory note bears interest of 6% per year with monthly payments of interest only due until maturity, when all unpaid interest and principal is due. This note is collateralized by all our accounts receivable as of March 27, 2022 and a pledge of the stock of our wholly owned subsidiary, Quad Video Halo, Inc. The secured promissory note balance was $395,000 at December 31, 2021.

We transferred to SPIN Collections LLC (an entity owned and controlled by Mr. Dalrymple) certain accounts receivable the Company owns, which accounts receivable have a gross balance of $84,865 and a carrying value of $0 in consideration of Mr. Dalrymple agreeing to reduce the balance of his promissory note by $33,946. The Company recognized $33,946 as other income. The maturity date of the note has been extended to June 30, 2022.

During the year ended December 31, 2021, the Company recorded $27,357 in interest expense on the Dalrymple Note, representing all interest due through that date.

Pursuant to the terms of the Share Exchange Agreement, up to $320,000, less the Company’s general liabilities in excess of $140,000 will be paid to Mr. Dalrymple as a partial payment towards principal and accrued interest due under the Dalrymple Note. In addition, Mr. Dalrymple is entitled to the balance of $140,000 less (i) $80,000 payable to M1 Advisors LLC for consulting services provided to the Company in connection with the Share Exchange and (ii) all amounts owed by the Company and Quad for accounts payable and any other liabilities of the Company and Quad.

On the Closing Date, the Company, Quad and Dalrymple, a director of the Company, entered into a Management Services Agreement (the “MSA”) whereby Dalrymple agreed to act as the general manager of the video recording operations of Quad and collect certain accounts receivable of the Company (the “Services”). See Item 1.01 Entry into a Material Agreement – Management Services Agreement.

On the Closing Date, the Company, Quad and Dalrymple, entered into an Amendment to the Secured Promissory Note. See Item 1.01 Entry into a Material Agreement – Amendment to the Note.

On the Closing Date, the Company, Quad and Dalrymple, entered into an Amendment to Security Agreement. See Item 1.01 Entry into a Material Agreement – Amendment to the Security Agreement.

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Director Independence

For purposes of this Current Report, the independence of our directors is determined under the corporate governance rules of the Nasdaq Stock Market (“Nasdaq”). The independence rules of Nasdaq include a series of objective tests, including that an “independent” person will not be employed by us and will not be engaged in various types of business dealings with us. In addition, our board of directors is required to make a subjective determination as to each person that no material relationship exists with us either directly or as a partner, shareholder or officer of an organization that has a relationship with us. It has been determined that none of our directors are independent persons under the independence rules of Nasdaq.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or Bitech, nor are we involved as a plaintiff in any material proceeding or pending litigation.

RECENT SALES OF UNREGISTERED SECURITIES

Please see Item 3.02 - “Unregistered Sales of Equity Securities,” of this Current Report on Form 8-K.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 - “Financial Statements and Exhibits” of this Current Report on Form 8-K.

AVAILABLE INFORMATION

Our website address is www.bitech.tech. Through this website, our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, will be accessible (free of charge) as soon as reasonably practicable after materials are electronically filed with or furnished to the SEC. The information provided on our website is not part of this registration statement.

You also may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

Information concerning the issuance of Series A Preferred Stock in exchange for the Bitech Shares is set forth in Item 1.01 and Item 2.01 above and incorporated herein by this reference.

The Series A Preferred Stock was issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or Regulation D or Regulation S promulgated thereunder since the Share Exchange did not involve a public offering. The Sellers were sophisticated investors and had access to information normally provided in a prospectus regarding us. In addition, the Sellers were “accredited investors” as that term is defined in Rule 501(a) of Regulation D. Further, the Share Exchange was not a “public offering” as defined in Section 4(a)(2) of the Securities Act due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the Sellers had the necessary investment intent as required by Section 4(a)(2) since they agreed to allow us to include a legend on the Series A Preferred Stock and the Common Stock issuable upon conversion of those shares stating that such shares are restricted pursuant to Rule 144 of the Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act for the Share Exchange.

Item 5.01 Changes in Control of Registrant

Information concerning the issuance of Series A Preferred Stock in exchange for the Bitech Shares is set forth in Item 1.01 and Item 2.01 and the ownership of such securities is set forth in the section titled “Security Ownership of Certain Beneficial Owners and Management” above and incorporated herein by this reference.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Directors and Officers,” “Executive Compensation,” and “Certain Relationships and Related Party Transactions; and Indemnification of Directors and Officers” are incorporated herein by reference.

In connection with the consummation of the Share Exchange Agreement, William Donovan, M.D. tendered his resignation as our Chief Executive Officer, John Bergeron tendered his resignation as our Chief Financial and as a member of our Board of Directors, and Jerry Bratton tendered his resignation as a member of our Board of Directors. Dr. Donovan and Messrs. Bergeron and Bratton have advised the Company that their resignations were not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Effective as of the Closing Date, Benjamin Tran (who is Bitech’s founder and its Chief Executive Officer) was elected as a director of the Company and appointed as its Chief Executive Officer; Robert J. Brilon was appointed as the Company’s Chief Financial Officer and Michael Cao was appointed as a member of our Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series A Preferred Stock

On March 30, 2022, the Secretary of State of Delaware acknowledged the Company’s filing of a Certificate of Designations of Preferences and Rights off Series A Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State creating a series of 9,000,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”) to be issued in connection with the Share Exchange. The Certificate of Designations include:

●	the stated value of each share is $1.00 (the “Stated Value”),

●	each share has 53.9757 votes per share on any matter, event or action submitted to the holders of our common stock for a vote or on which the holders of our common stock have a right to vote,

●	each share is automatically convertible into shares of our common stock determined by dividing (i) the Stated Value by (ii) the Conversion Price then in effect. Initially, the “Conversion Price” is $0.018526887 per share, subject to adjustment as described below on the first business day immediately following the earlier of (a) the date on which the Secretary of State of Delaware shall have filed the Certificate of Designations; and (b) the date on which FINRA has affected a reverse stock split of the Company’s outstanding common stock, after all required approvals by the Company’s board of directors and its stockholders, in either (a) or (b), so that there are a sufficient number of shares of the Company’s Common Stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock based upon the Conversion Price,

●	the conversion price of the Series A Preferred Stock is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events, and

●	upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), each holder of the Series A Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any other fees or liquidated damages then due and owing thereon under the Certificate of Designations, for each share of Series A Preferred Stock before any distribution or payment shall be made to the holders of any junior securities (as hereinafter defined), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to each holder of the Series A Preferred Stock shall be ratably distributed among each such holder in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Item 7.01 Regulation FD Disclosure.

On April 4, 2022, the Company issued a press release regarding the completion of the acquisition of Bitech pursuant to the terms of the Share Exchange Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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Item 9.01 Financial Statements and Exhibits.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The audited Financial Statements of Bitech Mining Corporation at December 31, 2022 are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(b)	PRO FORMA FINANCIAL INFORMATION.

The unaudited pro forma balance sheet as of December 31, 2021 and unaudited pro forma income statement for the year ended December 31, 2021 to give effect to the acquisition of Bitech Mining Corporation are filed as Exhibit 99.3 to this Current Report on Form 8-K report and are incorporated herein by reference.

(d)	The following exhibits are filed with this Current Report:

Exhibit No.	Description
3.1*	Articles of Incorporation dated March 4, 1998. (Incorporated by reference from Form 10-SB filed with the SEC on January 5, 2000.)

3.2*	Amended Articles of Incorporation dated April 23, 1998. (Incorporated by reference from Form 10-SB filed with the SEC on January 5, 2000.)

3.3*	Amended Articles of Incorporation dated January 4, 2002. (Incorporated by reference from Form 10KSB filed with the SEC on May 21, 2003.)

3.4*	Amended Articles of Incorporation dated December 19, 2003. (Incorporated by reference from Form 10-KSB filed with the SEC on May 20, 2004.)

3.5*	Amended Articles of Incorporation dated November 4, 2004. (Incorporated by reference from Form 10-KSB filed with the SEC on April 15, 2005)

3.6*	Amended Articles of Incorporation dated September 7, 2005. (Incorporated by reference from Form 10-QSB filed with the SEC on November 16, 2005)

3.7*	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference from Form 8-K filed with the SEC on October 7, 2015.)

3.8*	By-Laws dated April 23, 1998. (Incorporated by reference from Form 10-SB filed with the SEC on January 5, 2000.)

3.9	Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock dated March 31, 2022.

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10.1*	Secured Promissory Note with Peter Dalrymple, dated August 31, 2020 (Incorporated by reference from Form 8-K filed with the SEC on September 2, 2020)

10.2*	Security Agreement with Peter Dalrymple, dated August 31, 2020 (Incorporated by reference from Form 8-K filed with the SEC on September 2, 2020)

10.3*	Letter agreement with Peter Dalrymple, dated October 28, 2021 (Incorporated by reference from Form 8-K filed with the SEC on November 2, 2021)

10.4*	Amendment to Secured Promissory Note with Peter Dalrymple, dated October 29, 2021 (Incorporated by reference from Form 8-K filed with the SEC on November 2, 2021)

10.5	Share Exchange Agreement among Spine Injury Solutions, Inc., Bitech Mining Corporation, its shareholders and Benjamin Tran as Stockholders’ Representative dated as of March 31, 2022.

10.6+	Management Services Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022.

10.7	Amendment to Secured Promissory Note Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022.

10.8	Amendment to Security Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022.

17.1	Resignation Letter of William F. Donovan, M.D. dated March 31, 2022.

17.2	Resignation Letter of Jerry Bratton dated March 31, 2022.

17.3	Resignation Letters of John Bergeron dated March 31, 2022.

21.1	Subsidiaries

99.1	Press Release dated April 4, 2022.

99.2	Audited Financial Statements of Bitech Mining Corporation for the Year Ended December 31, 2021.

99.3	Unaudited pro forma balance sheet as of December 31, 2021 and unaudited pro forma consolidated income statement for the year ended December 31, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

+	Certain confidential information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

*	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE INJURY SOLUTIONS, INC.

Dated: April 4, 2022	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer

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